Exhibit 10.14

The parties set out in schedule 1 to this Deed

and

Partners for Growth V, L.P.

General Security Deed

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12	Statutory Powers		18
	12.1	Powers in augmentation	18
	12.2	Notice not required	18
13	Application and receipts of money		18
	13.1	Order of application	18
	13.2	Amounts contingently due	19
14	Other Securities over Collateral		19
15	Protection		19
	15.1	Protection of Enforcing Party	19
	15.2	Protection of third parties	19
16	Indemnities		20
	16.1	General indemnity	20
	16.2	Stamp duty indemnity	20
	16.3	Continuing indemnities and evidence of loss	20
17	Taxes, costs and expenses		21
	17.1	Taxes	21
	17.2	Costs and expenses	21
	17.3	GST	22
18	Set-off		22
19	Saving provisions		22
	19.1	Amounts payable on demand	22
	19.2	Continuing security	23
	19.3	No merger of security	23
20	Severability and Collateral		23
	20.1	Severability of provisions	23
	20.2	Restricted Collateral	23
21	Supervening Legislation		23
	21.1	General	23
	21.2	Personal Property Securities Act	24
	21.3	Method	24
	21.4	Receipt	24
	21.5	Address of parties	25
	21.6	Requirement for written notice	25
22	General		25
	22.1	Facility Document designation	25
	22.2	Governing law and jurisdiction	25
	22.3	Reinstatement of Rights	25
	22.4	Attorneys	26
	22.5	Authority to fill in blanks	26
	22.6	Code of Banking Practice	26
	22.7	Amendment	26
	22.8	Assignment	26
	22.9	Waivers	26
	22.10	Further assurances	27
	22.11	Counterparts	27
	22.12	Electronic delivery of document	27

	SCHEDULE 1: PARTY DETAILS		1
	1	Grantor	1
	2	Grantor	1
	3	Grantor	1

	SCHEDULE 2: SERIAL NUMBERED PROPERTY		1

	1	Goods: Motor Vehicles	2
	2	Goods: Aircraft engine/ airframe/ helicopter	2
	3	Goods: watercraft	2
	4	Intellectual Property Rights	2

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THIS DEED is made on April 17, 2019

PARTIES

THE PARTIES SET OUT IN SCHEDULE 1 TO THIS DEED (each a “Grantor”)

and

PARTNERS FOR GROWTH V, L.P.

a Delaware limited partnership

of 1751 Tiburon Blvd, Tiburon, CA 94920 USA

(“Secured Party”)

BACKGROUND

This Deed is given to secure due and punctual payment and performance of the Secured Moneys owing by each Grantor to the Secured Party pursuant to the Facility Documents.

AGREED TERMS

1	Definitions and interpretation

1.1	Definitions

In this Deed, unless the context requires otherwise:

“Attorney” means each attorney appointed under this Deed or any Facility Document.

“Authorisation” includes:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Authorised Officer” means:

(a)	in respect of each Grantor, any director or company secretary, or any person from time to time nominated as an Authorised Officer by it by a notice to the Secured Party accompanied by certified copies of signatures of all new persons so appointed; and

(b)	in respect of the Secured Party, any director or company secretary, or any person from time to time nominated as an Authorised Officer by it by a notice to the Grantors accompanied by certified copies of signatures of all new persons so appointed.

“Bank” means a corporation authorised by law to carry on the general business of banking in Australia.

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“Business Day” means a day on which Banks are open for general banking business in Sydney, excluding Saturdays, Sundays and public holidays.

“Collateral” means all of each Grantor’s present and after-acquired property, including:

(a)	its assets and undertaking and its Unpaid Capital;

(b)	all Serial Numbered Collateral (if any); and

(c)	anything in respect of which that Grantor has at any time a sufficient right, interest or power to grant a Security Interest under the PPSA or any other law.

“Collection Account” means any bank account opened:

(a)	where the Secured Party is a Bank or a duly authorised depository institution in a foreign jurisdiction, with the Secured Party in the name of a Grantor; or

(b)	with another Bank or duly authorised depository institution in a foreign jurisdiction, in the name of a Grantor and the Secured Party,

and designated by the Secured Party as the collection account for the purposes of this Deed.

“Control Event” means:

(a) in respect of any Collateral that is, or would have been, a Revolving Asset:

(i)	a Grantor breaches, or attempts to breach clause 3.1 in respect of the Collateral or takes any step which would result in it doing so;

(ii)	distress is levied or a judgment, order or Security Interest is enforced or a creditor takes any step to levy distress or enforce a judgment, order or Security Interest, over the Collateral; or

(iii)	the Secured Party gives a notice to each Grantor that the Collateral is not a Revolving Asset. (However, the Secured Party may only give a notice if an Event of Default is continuing); or

(b) in respect of all Collateral that is or would have been Revolving Assets:

(i)	a voluntary administrator, liquidator or provisional liquidator is appointed in respect of a Grantor or the winding up of a Grantor begins; or

(ii)	a Receiver or controller is appointed to any of a Grantor’s property; or

(iii)	something having a substantially similar effect to paragraph (i) or (ii) happens under any law.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Deed” means this General Security Deed.

“Disposal” means any sale, lease, licence, transfer or other disposal, whether by one or more transactions.

“Enforcing Party” means the Secured Party, or any Receiver or Attorney appointed under this Deed or any other Facility Document.

“Event of Default” has the meaning given to that term in the Facility Agreement.

“Facility Agreement” means the document entitled ‘Facility Letter of Offer’ between the Secured Party and the Grantors dated on or about the date of this Deed and appending the PFG Standard Terms and the Specific Facility Terms pursuant to which the Secured Party agrees to make the Facilities available to the Borrower as set out in that letter of offer.

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“Finally Paid” means where both:

(a)	the Secured Moneys has been paid or satisfied in full; and

(b)	the Secured Party (acting reasonably) does not believe that the Grantors will owe further Secured Moneys to the Secured Party within a reasonable period of time, or any transaction (including a payment) in connection with Secured Moneys may be void or voidable on the liquidation of the Grantors or any other party.

“Intellectual Property” means all intellectual and industrial property rights of whatever nature (whether or not registered or registrable) including, but not limited to:

(a)	patents, copyright, designs, trade and service marks, business names, domain names, trade secrets, know how and the right to have confidential information kept confidential; and

(b)	any application or right to apply for registration of any of the rights in paragraph (a) and all renewals and extensions of those rights;

“Lease” means an agreement under which a person (other than the owner) may exclusively possess, use, exploit, manage and/or operate an asset, including without limitation a lease, licence, hire purchase, charter or other hiring arrangement.

“Lender Warrant” means the warrant granted by OpenMarkets Group Limited (ACN 159 661 453) (formerly known as OpenMarkets Online Trading Pty Limited) in favour of the Secured Party, dated on or about the date of this Deed.

“Liability” means any debt or other monetary liability or penalty, fine or payment or any damages, losses, costs, break costs, charges, outgoings or expenses of whatever description.

“Loss” means a loss, claim action, damage, Liability, compensation, outgoing or payment suffered, paid or incurred.

“Marketable Securities” has the meaning given to the term in section 9 of the Corporations Act.

“Non-PPSA Collateral” means Collateral in relation to which for any reason the PPSA does not apply to the Collateral.

“Permitted Encumbrances” has the meaning given to that term in the PFG Standard Terms.

“PFG Standard Terms” has the meaning given to that term in the Facility Agreement.

“Power” means a power, right, authority, discretion or remedy which is conferred on an Enforcing Party:

(a)	by this Deed or any Facility Document; or

(b)	by law in relation to this Deed or any Facility Document.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“Receiver” means a receiver or receiver and manager appointed under this Deed or any other Facility Document.

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“Revolving Asset” means any Collateral:

(a)	which is:

(i)	inventory;

(ii)	a Negotiable Instrument;

(iii)	machinery, plant or equipment which is not inventory and has a value of less than A$10,000 or its equivalent; and

(iv)	an ADI Account (other than an account in relation to which a control agreement is in place, term deposit or an ADI Account whose disposal is otherwise restricted by a Facility Document);

(v)	money (including money withdrawn or transferred to a third party from an account of a Grantor with a bank or other financial institution); and

(b)	in relation to which no Control Event has occurred, subject to clause 3.4.

“Secured Moneys” has the meaning given to that term in the PFG Standard Terms but excludes for the purpose of this Deed any amount owing under or in respect of the Lender Warrant.

“Security” means the security created or expressed to be created by this Deed. “Security Interest” means an interest or power:

(a)	reserved in or over any interest in any asset including, but not limited to, any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge (whether fixed or floating), hypothecation, lien, pledge, caveat, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above. It also includes a security interest within the meaning of s 12 of the PPSA.

“Serial Numbered Collateral” means:

(a)	any Intellectual Property; and

(b)	any other property valued in excess of A$10,000,

in each case in which a Security Interest may be registered on the Personal Property Securities Register by Serial Number, however described.

“Specific Facility Terms” has the meaning given to that term in the PFG Standard Terms.

“Stamp Duty Liability” means the liability and costs relating to the stamping of, or any stamp duty under applicable legislation payable on, any of the following:

(a)	this Deed;

(b)	any agreement or document entered into or signed under, or the performance or exercise of any right or obligation under, this Deed; and

(c)	any transaction contemplated under this Deed or under any agreement or document described in paragraph (b) above.

“Tax” means:

(a)	any tax (including any goods and services tax), levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

(b)	any income, stamp or transaction duty, tax or charge,

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which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above (and includes all Stamp Duty Liability for the purposes of this Deed).

“Title Document” means any present or future original, duplicate or counterpart:

(a)	certificate or document of title;

(b)	certificate or document relating to title; or

(c)	certificate or document relating to use, possession, disposition, devolution or acquisition of property,

including, but not limited to, any real property certificate of title, grant, conveyance, assurance, deed, map, plan, survey, will, probate, abstract of title, insurance policy, certificate of currency, valuation or report relating to the Collateral.

“Transfers” means transfers in respect of certificated Marketable Securities in registrable form executed by a Grantor as transferor, but otherwise with the name of the transferee, the consideration and the date left blank.

“Unpaid Capital” means any uncalled or unpaid share capital or premiums of each Grantor.

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	words denoting any gender include all genders;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this Deed;

(e)	a reference to this Deed includes any schedules or annexures;

(f)	headings are for convenience and do not affect interpretation;

(g)	the background or recitals to this Deed are adopted as and form part of this Deed;

(h)	a reference to any document or agreement includes a reference to that document or agreement as amended, restated, amended and restated, novated, supplemented, varied or replaced from time to time;

(i)	a reference to “$”, “A$” or “dollar” is a reference to Australian currency;

(j)	a reference to a time is a reference to Australian Eastern Standard Time or Australian Eastern Daylight Time, whichever is appropriate;

(k)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(l)	a reference to a Grantor is to each of them severally and to all of them jointly;

(m)	a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;

(n)	words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;

(o)	a reference to any legislation or to any provision of any legislation includes:

(i)	any modification or re-enactment of the legislation;

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(ii)	any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and

(iii)	where relevant, corresponding legislation in any Australian State or Territory;

(p)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Deed or any part of it;

(q)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation;

(r)	a reference to any act of a company includes an act performed in general meeting or on the company’s behalf by its directors, officers, employees, share registrars, accountants, lawyers or agents;

(s)	a reference to a body (including, but not limited to, an institute, association or authority) whether statutory or not:

(i)	which ceases to exist; or

(ii)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and

(t)	An Event of Default is “subsisting” or “continuing” if it has not been waived in writing by, or remedied to the satisfaction of, the Secured Party.

1.3	Incorporation of other defined terms

Terms which are defined in the Facility Agreement (including in the PFG Standard Terms) have the same meaning when used in this Deed unless otherwise defined in this Deed, in which case the definition in this Deed prevails.

1.4	PPSA incorporated definitions

Unless the context otherwise requires, the following terms defined in the PPSA have the same meaning in this Deed:

ADI Account

Amendment Demand

Chattel Paper

Financing Statement

Financing Change Statement

Negotiable Instruments

Serial Number

1.5	Multiple Grantors

If there is more than one Grantor, the rights and obligations of the Grantors under this Deed are joint and several.

1.6	Consents and Opinion

Except where expressly stated otherwise in this Deed, the Secured Party may (either wholly, partly and/or conditionally) give or withhold approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its Powers, at (or in) its absolute discretion.

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2	Grant of Security

2.1	Security

Each Grantor grants a security interest (as defined in the PPSA) in the Collateral to the Secured Party to secure the due and punctual performance and payment of the Secured Moneys.

2.2	Nature of Security Interest

(a)	Subject to clauses 2.2(b) and 20.2, the security interest granted under this Deed is a charge. If for any reason it is necessary to determine the nature of this charge, it is a floating charge over Revolving Assets and a fixed charge over all other Collateral.

(b)	The security interest granted under this Deed is:

(i)	a transfer by way of security of Collateral consisting of Accounts and Chattel Paper which are not, or cease to be, Revolving Assets; and

(ii)	a mortgage over all interests in land.

2.3	Non-PPSA Collateral

In relation to Non-PPSA Collateral, the Security operates:

(a)	as a floating charge over Revolving Assets; and

(b)	as a fixed charge over all other Non-PPSA Collateral which is not a Revolving Asset, subject to clause 20.2.

2.4	Priority of Security Interest

Save and except as provided otherwise in any Facility Document or save as agreed by the parties in writing, the parties intend that the Security takes priority over all other Security Interests over the Collateral (other than those mandatorily preferred by law or Permitted Encumbrances which are otherwise permitted to rank in priority to the Security).

2.5	Consideration

Each Grantor enters into this Deed in consideration of the Secured Party entering into the Facility Documents, and for other valuable consideration received.

2.6	Variations

(a)	Each Grantor acknowledges and agrees that the Facility Documents may be varied or replaced from time to time.

(b)	Each Grantor confirms that the Secured Moneys include any amount payable under any Facility Document as varied or replaced regardless of:

(i)	the manner by which the Facility Document is varied or replaced;

(ii)	the reasons for the variation or replacement; and

(iii)	whether the variation or replacement results in an increase or decrease in the Secured Moneys or otherwise makes the Facility Documents more onerous.

3	Dealing with Collateral

3.1	Restricted dealings with Collateral

(a)	Subject to clause 3.2, each Grantor must not in any way (and must not attempt to, agree to or otherwise take any step to):

(i)	create or allow to exist any Security Interests over any Collateral except Permitted Encumbrances;

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(ii)	create or allow any interest in any Collateral;

(iii)	assign or otherwise deal in any way with the Collateral or any interest in it, or allow any interest in it to be varied;

(iv)	dispose of or part with possession of any Collateral;

(v)	without limiting clauses 3.1(a)(i) and 3.1(a)(ii), lease or licence the Collateral or any interest in it, or deal with any existing lease or licence (including allowing a surrender or variation); or

(vi)	waive any of its rights or release any person from its obligations in connection with the Collateral,

other than:

(vii)	with the prior written consent of the Secured Party;

(viii)	as expressly permitted by clause 3.2;

(ix)	as any Grantor is expressly permitted by the Facility Documents; or

(x)	pursuant to any Permitted Encumbrances.

(b)	Where by law a secured party may not restrict the creation of any Security Interest over an asset, clause 3.1(a)(i) will not restrict that creation, but before creating that Security Interest the relevant Grantor must ensure that the holder of that Security Interest enters into a deed of priority in form and substance specified by the Secured Party pursuant to which the Secured Party is granted first priority.

3.2	Permitted Dealings

(a) Subject to the Facility Documents, clause 3.3 and clause 3.5, each Grantor may:

(i)	create or allow another interest in, or dispose or part with possession of any Collateral which is a Revolving Asset; or

(ii)	withdraw or transfer money from an account with a bank or other financial institution,

in the ordinary course of its ordinary business.

(b)	In the event that a Grantor sells or transfers absolutely any Collateral where permitted by this Deed or any other Facility Documents, the security interest created by this Deed over such Collateral will be released automatically at the time of completion of such sale or transfer, and the Secured Party shall enter into any specific release documents reasonably requested by the relevant Grantor.

3.3	Revolving Assets

(a) If a Control Event occurs in respect of any Collateral then automatically:

(i)	if the Collateral is a Revolving Asset, that Collateral is not (and immediately ceases to be) a Revolving Asset;

(ii)	any floating charge over that Collateral immediately operates as a fixed charge; and

(iii)	the relevant Grantor may no longer deal with the Collateral under clause 3.2.

(b)	Except where expressly stated, no notice or action by the Secured Party is necessary for this clause 3.3 to apply.

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3.4	Conversion to Revolving Assets

If any Collateral, is not, or ceases to be, a Revolving Asset, and becomes subject to a fixed charge or transfer under clause 3.3, the Secured Party may give each Grantor a notice stating that, from a date specified in the notice, the Collateral specified in the notice is a Revolving Asset, or becomes subject to a floating charge or is transferred back to relevant Grantor. This may occur any number of times.

3.5	Inventory

Any inventory which is not, or ceases to be, a Revolving Asset:

(a)	is specifically appropriated to the Security; and

(b)	a Grantor may not remove or transfer it:

(i)	without obtaining the specific and express authority of the Secured Party to do so; or

(ii)	unless such removal or transfer is pursuant to a Disposal not prohibited by the Facility Agreement.

4	Discharge

At the written request of each Grantor, the Secured Party must discharge the Security if the Secured Moneys has been Finally Paid.

5	General representations and warranties

5.1	Representations and warranties

Each Grantor represents and warrants in favour of the Secured Party that all its representations and warranties in each Facility Document are true and correct or will be true and correct in all respects when made or regarded as having been made and further represents and warrants that, subject to the terms of the Facility Documents:

(a)	(ownership) it has good title to and is the beneficial owner of the Collateral free from any Security Interest other than a Permitted Encumbrance;

(b)	(maintenance of assets) it is maintaining the Collateral and its assets in a good state of repair and in good working order consistent with the exercise of that degree of skill, prudence, and good operating practice that would reasonably be expected from a reputable operator of a business similar to a Grantor’s business (other than in relation to fair wear and tear);

(c)	(no trust) other than as set out in Schedule 1, it is not entering into this Deed as the trustee of any trust or settlement;

(d)	(control) no person other than the Secured Party has a Security Interest over the Collateral which is perfected by control;

(e)	(priority) the Security Interest granted under this Deed is and will with respect to the Collateral, rank ahead of all other Security Interests (other than expressly permitted by a Facility Document or otherwise permitted by the Secured Party in writing);

(f)	(solvency) it is solvent and there are reasonable grounds to expect that, on execution of each Facility Document to which it is a party, it will continue to be able to pay all its debts as and when they become due and payable;

(g)	(serial numbers): that all of its Collateral which comprise Serial Numbered Collateral is specified in Schedule 2 to this Deed and that the information in that schedule is complete and accurate.

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5.2	Reliance

Each Grantor acknowledges that:

(a)	it has not entered into this Deed or any Facility Document in reliance on any representation, warranty, promise or statement made by the Secured Party or any person on behalf of the Secured Party (except as expressly provided for in any Facility Document); and

(b)	the Secured Party enters into this Deed and any Facility Document in reliance on the representations and warranties of the Grantors in this Deed.

5.3	Representations and warranties repeated Each representation and warranty in this Deed:

(a)	is repeated with reference to the facts and circumstances at the time, on each day until the Secured Moneys have been Finally Paid; and

(b)	applies in its current form when repeated despite any contrary disclosure by the person giving it or by any other person, unless the Secured Party agrees to waive it.

6	Undertakings

6.1	Performance under the Facility Documents

(a)	Each Grantor must fully and punctually perform its obligations under any Facility Document to which it is a party.

(b)	Each Grantor must duly and punctually pay the Secured Moneys when due in accordance with the Facility Documents and each other obligation under which the Secured Moneys are payable.

6.2	Default

Each Grantor must immediately upon becoming aware, notify the Secured Party in writing of:

(a)	any Event of Default; or

(b)	any event of default (howsoever defined) under any other Facility Document.

6.3	Information

Each Grantor must promptly provide the Secured Party with such information relating to the Collateral and each Grantor’s business, assets, liabilities, finances, operation and management which the Secured Party may from time to time require.

6.4	Rates and taxes

Each Grantor must pay on time all amounts for which it is liable as owner of the Collateral, including rates, Taxes, registration and licence fees.

6.5	Title Documents

(a)	Each Grantor must deposit with the Secured Party, or as the Secured Party directs, all the Title Documents (and, in the case of Title Documents that relate to Marketable Securities, Transfers) in respect of any of the Collateral:

(i)	immediately upon execution of this Deed; and

(ii)	immediately upon the acquisition of any asset which forms part of the Collateral.

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(b)	Subject to clause 6.5(c), the Secured Party may retain the Title Documents until the Security is discharged under clause 4.

(c)	If the Security is enforced by the Secured Party, an Enforcing Party is entitled:

(i)	to deal with the Title Documents as if it was the absolute and unencumbered owner of the Collateral to which the Title Documents relate; and

(ii)	in exercising a power of sale, to deliver any Title Document to a purchaser of the Collateral to which it relates.

6.6	Collateral

Each Grantor must, without limitation:

(a)	maintain the Collateral and its assets in good repair, working order and condition (except for fair wear and tear);

(b)	remedy every defect in its title to any part of the Collateral;

(c)	not to do anything or permit anything to be done or fail to do anything which materially lowers or may materially lower the value of the Collateral;

(d)	not, without the Secured Party’s consent, allow any Collateral to become an accession to, affixed to, or mixed with, any property that is not Collateral (or otherwise subject to a first-ranking Security Interest in favour of the Secured Party);

(e)	not to conduct any major works relating to or fixed to or forming part of the Collateral, or enter into any contract to carry out any such works, without the Secured Party’s prior written consent;

(f)	take or defend all legal proceedings or other action necessary or desirable for the protection or recovery of any of the Collateral;

(g)	fully and punctually comply with and observe all applicable laws, all requirements and orders of any Government Agency where non-compliance or non-observance would or might impose some Security or material restriction, disability or material liability on any of the Collateral or prejudicially affect in a material way any Power;

(h)	keep the Collateral valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss; and

(i)	in relation to insurance:

(i)	take out and keep in force insurance (with insurers or underwriters acceptable to the Secured Party) against loss or damage by fire, business interruption, loss of profits, professional indemnity and public liability and all other risks for which a person holding assets and carrying on a business or businesses in respect of property similar to that of the Grantor and the Collateral would prudently take out insurance or otherwise as required by the Facility Documents;

(ii)	note the interest of the Secured Party on each insurance policy required to be taken out and maintained pursuant to this clause 6.6(i) or any Facility Document;

(iii)	promptly supply to the Secured Party on request copies of each insurance policy required to be taken out and maintained pursuant to this clause 6.6(i) or any Facility Document;

(iv)	notify the Secured Party of any insurance claim of more than $100,000 or any circumstances which may give rise to, or do give rise to, an insurance claim of more than $100,000; and

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(v)	if required by the Secured Party, use the proceeds of any insurance claim in respect of loss, theft of or damage to assets, to reinstate, or carry out work on, the affected assets.

6.7	After-acquired property

Each Grantor must immediately notify the Secured Party (and provide any information that the Secured Party requires) on acquiring, or entry into an agreement to acquire:

(a)	any interest in real property;

(b)	any Marketable Securities or any other property in relation to which the Security created by this Deed may be perfected by control;

(c)	any Serial Numbered Collateral; and

(d)	any property with a value greater than $100,000 which is situated outside Australia.

6.8	Control

Each Grantor must not give or allow any person who has benefit of a Security Interest to have control over any part of the Collateral other than for the benefit of the Secured Party.

6.9	Correct information

Each Grantor must:

(a)	notify the Secured Party at least 14 days before it changes any of its details set out in Schedule 1 including its name or if it becomes a trustee of a trust, or a partner in a partnership which is not stated in Schedule 1;

(b)	promptly notify the Secured Party if any ABN, ARBN or ARSN allocated to it, a trust of which it is a trustee or any partnership of which it is a partner, changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it); and

(c)	promptly notify the Secured Party where any data contained in a registration with respect to the Security is or becomes incorrect or misleading.

6.10	Term of undertakings

Each of the Grantors’ undertakings in this clause 6 continues in full force and effect from the date of this Deed until the Security is discharged in accordance with clause 4.

7	Collection Account

7.1	Collection Account

(a)	If an Event of Default has occurred and is subsisting, each Grantor agrees:

(i)	if the Secured Party requests, to immediately open a Collection Account; and

(ii)	unless the Secured Party otherwise agrees, that the signatories to the Collection Account are to comprise signatories nominated by the Secured Party and signatories nominated by the relevant Grantor (which may include a Grantor).

(b)	The signatories nominated by the Secured Party must be removed as signatories of the Collection Account upon the Security being discharged in full.

7.2	Operation of Collection Account

Each Grantor agrees that unless the Secured Party agrees otherwise in writing, a Collection Account may only be operated by two signatories at all times, being:

(a)	where no Event of Default is subsisting, a signatory nominated by that Grantor together with a signatory nominated by the Secured Party; and

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(b)	where an Event of Default has occurred and is subsisting, two signatories nominated by the Secured Party.

7.3	Collection Account - further assurances

Each Grantor undertakes to do anything reasonably requested by the Secured Party at any time to better secure the Collection Account, including without limitation providing notice to any party of this Security over the Collection Account.

7.4	Control

The parties acknowledge that the Secured Party will control the Collection Account for the purposes of section 341 and section 341A of the PPSA.

7.5	Collection of book debts

Each Grantor undertakes:

(a)	unless directed otherwise by the Secured Party, to procure the prompt collection of its book and other debts; and

(b)	if required by the Secured Party whilst an Event of Default is subsisting, to deposit in the Collection Account any amounts paid to the Grantor or to its orders in connection with its book and other debts.

7.6	Collection of book debts following an Event of Default

(a)	Upon or at any time after the occurrence of an Event of Default which is subsisting, the Secured Party may notify a Grantor that the Grantor is prohibited from collecting the Grantor’s book and other debts and the Secured Party intends to collect the Grantor’s book and other debts.

(b)	If the Secured Party gives notice under clause 7.6(a), the relevant Grantor agrees to:

(i)	the Secured Party having the sole right to collect and enforce the book and other debts and notify debtors of the Secured Party’s interest in the book and other debts;

(ii)	the Secured Party giving allowances, discounts, credits or rebates, extending the time for payment or releasing or compromising any book and other debts;

(iii)	the Secured Party appointing any of its related entities or any other person as its collection agent; and

(iv)	use its best endeavours in assisting the Secured Party to collect the book and other debts.

8	Further Assurances

Each Grantor must, at its own cost, promptly do anything which the Secured Party requests which more satisfactorily:

(a)	ensures that each of this Deed, each Facility Document and the Security is fully effective, enforceable and perfected with the intended priority;

(b)	secures the Collateral to the Secured Party in a manner not inconsistent with this Deed or any Facility Document; or

(c)	aids in the exercise of any Power,

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which may include:

(d)	doing anything to make, procure or obtain any Authorisation (including registration) in respect of anything, or to facilitate it;

(e)	creating, procuring or executing any document, including any notice, consent or agreement, or legal or statutory mortgage or transfer;

(f)	enabling the Secured Party to apply for any registration or give any notification, in connection with this Security so that it has the priority required by the Secured Party; and

(g)	delivering documents or evidence of title and Transfers, or otherwise giving possession or control with respect to any Collateral.

9	Enforcement

9.1	Powers on enforcement

Upon or at any time after the occurrence of an Event of Default which is continuing, the Secured Party or any Authorised Officer of the Secured Party may exercise any of the Powers set out in clause 9.6, without any need to take possession and without being liable as mortgagee in possession.

9.2	Receivership

Upon or at any time after the occurrence of an Event of Default which is continuing, the Secured Party may:

(a)	appoint any person or any two or more persons jointly, or severally, or jointly and severally to be a Receiver of all or any part of the Collateral;

(b)	remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and

(c)	fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Collateral.

9.3	Terms of Receivership

(a)	An appointment of a Receiver may be made on any terms the Secured Party thinks fit and whether or not the Secured Party or any Authorised Officer of the Secured Party at any time has exercised any Power described in clause 9.6.

(b)	Without limiting any other method of appointment permitted by law, an appointment may be made by an instrument signed by an Authorised Officer of the Secured Party or by, or on behalf of, the Secured Party.

9.4	Agency of Receiver

(a)	Subject to clause 9.5, the Receiver is the agent of each Grantor.

(b)	Each Grantor is responsible for the acts, defaults and remuneration of the Receiver in respect of the Collateral.

9.5	Status of Receiver after commencement of winding-up

(a)	The power to appoint a Receiver under clause 9.2 may be exercised even if at the time an Event of Default occurs which is continuing or if at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of a Grantor.

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(b)	If for any reason, including, but not limited to operation of law, a Receiver:

(i)	appointed in the circumstances described in clause 9.5(a); or

(ii)	appointed at any other time,

ceases to be the agent of a Grantor upon or by virtue of, or as a result of, an order or a resolution being passed for the winding-up of the Grantor or for any other reason, then the Receiver immediately becomes the agent of the Secured Party.

9.6	Powers on Enforcement

The Secured Party or (except to the extent specifically excluded by the terms of appointment) an Enforcing Party has, in addition to any powers conferred on it by applicable law, power to do any of the following whether or not in possession of the Collateral or any part of it, in each case on any terms the Secured Party or Enforcing Party thinks fit:

(a)	(manage, possession or control) to seize, manage, enter into possession or assume control of any of the Collateral;

(b)	(comply with obligations) to comply or procure compliance with any obligations of each Grantor under the Facility Documents.

(c)	(lease or licence) to accept the surrender of, determine, grant or renew any lease or licence in respect of the use or occupation of any of the Collateral:

(i)	on any terms and special conditions that the Secured Party or Enforcing Party think fit; and

(ii)	in conjunction with the sale, lease or licence of any other property by any person;

(d)	(sale) to sell or concur in selling any of the Collateral to any person:

(i)	by auction, private treaty or tender;

(ii)	on such terms and special conditions as the Secured Party or the Enforcing Party think fit;

(iii)	for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

(iv)	in conjunction with the sale of any property by any other person; and

(v)	in one lot or in separate parcels;

(e)	(grant options to purchase) to grant to any person an option to purchase any of the Collateral;

(f)	(acquire property) to acquire any interest in any property, in the name or on behalf of a Grantor, which on acquisition forms part of the Collateral;

(g)	(carry on business) to carry on or concur in carrying on any business of a Grantor in respect of the Collateral;

(h)	(borrowings and security):

(i)	to raise or borrow any money, in its name or a Grantor’s name or on behalf of each Grantor, from the Secured Party or any person approved by the Secured Party in writing; and

(ii)	to secure money raised or borrowed under clause 9.6(h)(i) by a Security Interest over any of the Collateral, ranking in priority to, equal with, or after, this Deed or any other Security;

(i)	(maintain or improve Collateral) to do anything to maintain, protect or improve any of the Collateral including, but not limited to, completing, repairing, erecting a new improvement on, demolishing or altering any of the Collateral;

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(j)	(income and bank accounts) to do anything to manage or obtain income or revenue from any of the Collateral including, but not limited to, operating any bank account which forms part of the Collateral or opening and operating a new bank account;

(k)	(access to Collateral) to have access to any of the Collateral, the premises at which the business of a Grantor is conducted and any of the administrative services of the business of each Grantor;

(l)	(insure Collateral) to insure any of the Collateral, or take any insurance out in respect of or in the name of a Grantor;

(m)	(sever fixtures) to sever fixtures or crops in respect of any of the Collateral;

(n)	(compromise) to make or accept any compromise or arrangement in the name of a Grantor;

(o)	(surrender Collateral) to surrender or transfer any of the Collateral to any person;

(p)	(exchange Collateral) to exchange with any person any of the Collateral for any other property whether of equal value or not;

(q)	(employ or discharge) to employ or discharge any person as an employee, contractor, agent, professional advisor or auctioneer on any terms that it thinks fit in the name of each Grantor;

(r)	(delegate) to delegate to any person any Power;

(s)	(perform or enforce documents) to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of a Grantor under, or otherwise obtain the benefit of:

(i)	any document, agreement or right which attaches to or forms part of the Collateral; and

(ii)	any document or agreement entered into in exercise of any Power;

(t)	(receipts) to give effectual receipts for all moneys and other assets which may come into the hands of the Enforcing Party;

(u)	(take proceedings) to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of a Grantor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Collateral;

(v)	(insolvency proceedings) to make any debtor of a Grantor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Enforcing Party thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;

(w)	(execute documents) to enter into and execute any document or agreement in the name of the Enforcing Party or the name or on behalf of a Grantor including, but not limited to, bills of exchange, cheques or promissory notes for any of the purposes of this Deed;

(x)	(make calls) to make calls on any members of a Grantor in respect of Unpaid Capital;

(y)	(vote) to exercise any voting rights or powers in respect of any part of the Collateral;

(z)	(collect called capital) to collect or enforce payment of any called but Unpaid Capital whether or not the calls were made by it;

(aa)	(ability of Grantor) to do anything a Grantor could do in respect of the Collateral;

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(bb)	(lend) to lend money or provide financial accommodation in the name of the Grantor;

(cc)	(vary and terminate agreements) to vary, rescind or terminate any document or agreement to which a Grantor is a party;

(dd)	(promote companies) to promote the formation of companies with a view to purchasing any of the Collateral or assuming the obligations of a Grantor or otherwise;

(ee)	(other outgoings) to pay any outgoings or indebtedness of a Grantor or any other person;

(ff)	(Security) to redeem any Security Interest or acquire it and any debt secured by it;

(gg)	(insurance claims) to make, enforce, compromise and settle all claims in respect of insurance in the name of a Grantor;

(hh)	(Authorisation) to apply for, renew, obtain or surrender any Authorisation or vary any Authorisation in the name of a Grantor; and

(ii)	(incidental power) to do anything necessary or incidental to the exercise of any Power.

9.7	Termination

The Secured Party may give up possession of any Collateral and terminate any receivership or agency at any time.

9.8	Investigation of Default

If an Event of Default is continuing or the Secured Party reasonably suspects that an Event of Default is continuing or may occur, the Secured Party may appoint at the cost of the Grantors an accountant, lawyer, valuer or other expert (“Investigators”) to investigate and report on those circumstances, the viability of any business of a Grantor and the value of any of its assets. For the purposes of this clause 9.8, the Grantors must grant free access to the Investigators at all reasonable times and on reasonable notice to the premises, assets, books, accounts and records of a Grantor.

10	Power of Attorney

(a)	For valuable consideration and by way of security, each Grantor irrevocably appoints each Authorised Officer of the Secured Party severally its attorney whilst an Event of Default is continuing to do anything which:

(i)	a Grantor is obliged, but has failed, to do under or in relation to this Deed; or

(ii)	the Secured Party or Receiver is authorised or empowered to do under this Deed or any law, but only at the times that the Secured Party or Receiver (if a Receiver had been appointed) would have been able to do it.

(b)	Without limitation, the Attorney may at any time:

(i)	delegate the Attorney’s powers (including delegation); and

(ii)	do anything which in the opinion of the Secured Party or the Attorney is necessary or expedient to secure, preserve, perfect or give effect to the security contained in this Deed (including anything under clause 8). For example, it may execute a legal mortgage, transfer, assignment or other assurance in favour of the Secured Party of any of the Collateral or give control (as defined in the PPSA).

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(c)	No Attorney appointed under this Deed may act, nor has power to act, inconsistently with this Deed or any other Facility Document.

(d)	A determination by the Secured Party that a Grantor has failed to do anything under or in relation to this Deed will be conclusive in the absence of manifest error, and, the time period in which a Grantor must perform, undertake, complete or satisfy anything under or in relation this Deed is 1 Business Day (or such longer period as provided for in the Facility Documents).

11	Inspection

The Secured Party or any person it authorises may:

(a)	prior to an Event of Default, inspect and copy the records of the Grantors related to any Collateral during ordinary business hours and on the giving of not less than 1 Business Days’ notice; and

(b)	whilst an Event of Default is subsisting, at any time without notice, do any one or more of the following:

(i)	anything specified in clause 11(a) above; and

(ii)	inspect the premises of the Grantors and/or the Collateral.

The Grantors must do everything reasonable in its power to assist that inspection and copying (as applicable) and ensure that its employees and officers do the same.

12	Statutory Powers

12.1	Powers in augmentation

The powers conferred on an Enforcing Party by law:

(a)	except as specified in clause 21.2, are in addition to the Powers conferred by this Deed or any Facility Document;

(b)	to the extent permitted by law, may be exercised immediately upon an Event of Default occurring and at any time whilst it is continuing; and

(c)	are excluded or varied to the extent permitted by law only so far as they are inconsistent with the express terms of this Deed or any Facility Document.

12.2	Notice not required

To the extent permitted by law (but without prejudice to any express lawful requirement in a Facility Document):

(a)	each Grantor dispenses with or waives any notice or lapse of time required by law before enforcing this Deed or any Facility Document or the exercise of any Power; but

(b)	if by law prior notice cannot be dispensed with or waived but the period of such notice can be agreed on, then period of that notice is the longer of one day or the minimum period that the law allows to be agreed, and the Powers expressed in this Deed will be construed accordingly.

13	Application and receipts of money

13.1	Order of application

(a)	At any time after this Deed is enforceable, all money received by an Enforcing Party may be appropriated and applied, subject to the terms of the Facility Documents, in any order that the Enforcing Party or that other person determines in its absolute discretion, to the extent not prohibited by law.

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(b)	Failing a determination under clause 13.1, the money must be applied in the following manner and order:

(i)	(first) in payment of all amounts which, to the extent required by law, have priority over the payments specified in the balance of this clause 13.1(b);

(ii)	(second) in payment of all costs, charges and expenses of the Enforcing Party incurred in or incidental to the exercise or performance or attempted exercise or performance of any Power;

(iii)	(third) in payment of any other outgoings the Enforcing Party thinks fit to pay;

(iv)	(fourth) in payment to the Receiver of his remuneration;

(v)	(fifth) in payment and discharge, in order of their priority, of any Security Interests of which the Enforcing Party is aware and which have priority to this Deed;

(vi)	(sixth) in payment to the Secured Party towards satisfaction of the Secured Moneys and applied against interest, principal, indemnity or any other amount the Enforcing Party thinks fit;

(vii)	(seventh) in payment only to the extent required by law, in order of their priority, of other Securities in respect of a Grantor of which the Enforcing Party is aware and which are due and payable in accordance with their terms; and

(viii)	(eighth) in payment of the surplus, if any, without interest to a Grantor. The Enforcing Party may pay the surplus to the credit of an account in the name of a Grantor in the books of any bank and having done so is under no further liability in respect of that surplus.

13.2	Amounts contingently due

(a)	If, at the time of a distribution of any money under clause 13.1, any part of the Secured Moneys is contingently owing, the Enforcing Party may retain an amount equal to the amount contingently owing or any part of it.

(b)	If an Enforcing Party retains any amount under clause 13.2(a), it must place that amount on short-term interest bearing deposit until the amount contingently owing becomes actually due and payable or otherwise ceases to be contingently owing at which time the Enforcing Party must:

(i)	pay to the Secured Party the amount which has become actually due to it; and

(ii)	apply the balance of the amount retained, together with any interest on the amount contingently owing, in accordance with clause 13.1.

14	Other Securities over Collateral

(a)	The Secured Party or any Enforcing Party may rely on the certificate of a holder of another Security Interest affecting or purporting to affect the Collateral as to the amount and property secured by that Security Interest.

(b)	The Secured Party or any Enforcing Party may pay or agree to pay at any time the amount certified by the holder of a Security Interest or purported Security Interest to be necessary to discharge it or some of the indebtedness secured by it or to acquire it. From the date of payment that amount will be part of the Secured Moneys and each Grantor will indemnify the Secured Party and the Enforcing Party against that amount. This applies whether or not that Security Interest or purported Security Interest was valid or prior, equal or subsequent ranking or the property or moneys stated in the certificate was secured by it.

15	Protection

15.1	Protection of Enforcing Party

(a)	An Enforcing Party is not liable for any Loss including, but not limited to, consequential Loss arising directly or indirectly from:

(i)	any conduct, breach of duty, omission or delay in the exercise or non-exercise of any Power; or

(ii)	the neglect, default or dishonesty of any manager, officer, employee, agent, accountant, auctioneer or lawyer of the Enforcing Party.

(b)	Clause 15.1(a) does not apply in respect of an Enforcing Party to any Loss that is directly caused by the wilful default, fraud or gross negligence of that Enforcing Party.

15.2	Protection of third parties

(a)	No party to any Dealing (as defined in clause 15.2(c)) and no person asked to register a Dealing:

(i)	is bound to enquire:

(A)	whether an Event of Default has occurred or whether this Deed has become enforceable;

(B)	whether a person who is, or, purports or is purported to be, an Enforcing Party is duly appointed;

(C)	as to the amount of Secured Moneys and whether Secured Moneys are due and payable; or

(D)	in any other way as to the propriety or regularity of the Dealing; or

(ii)	is affected by notice that the Dealing is unnecessary or improper.

For the protection of any party to a Dealing or a person registering a Dealing, the Dealing will be taken to be authorised by this Deed and will be valid accordingly, even if there is any irregularity or impropriety in the Dealing.

(b)	The receipt of any Authorised Officer of the Secured Party, or any Enforcing Party appointed under this Deed, (or person who purports, or is purported, to be such an Enforcing Party) for any money or assets payable to or receivable or received by it exonerates the person paying that money or handing over that asset from being concerned as to their application, or from being liable or accountable for their loss or misapplication.

(c)	In this clause 15.2 a “Dealing” means:

(i)	any payment, or any delivery or handing over of an asset, to; or

(ii)	any acquisition, incurring of debt, receipt, sale, Lease, disposal or other dealing, by,

the Secured Party or Enforcing Party, or any person who purports or is purported to be an Enforcing Party.

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16	Indemnities

16.1	General indemnity

Each Grantor indemnifies each Enforcing Party against any Loss which that Enforcing Party pays, suffers, incurs or is liable for, in respect of any of the following:

(a)	the occurrence of any Event of Default;

(b)	an Enforcing Party exercising its Powers consequent upon or arising out of the occurrence of any Event of Default; or

(c)	any divestiture of the Collateral,

except to the extent such Loss is directly caused by the fraud, gross negligence or wilful misconduct of that Enforcing Party.

16.2	Stamp duty indemnity

(a)	Without limiting the generality of clause 16.1, each Grantor indemnifies each Enforcing Party and each of its officers, employees and contractors (each an “Indemnified Party”) against any Loss which the Enforcing Party pays, suffers, incurs or is liable for in connection with:

(i)	any Stamp Duty Liability;

(ii)	any enquiry by a Government Agency (including any stamp duty or state revenue office) in connection with the assessment for stamp duty of the documents referred to in the definition of “Stamp Duty Liability” involving the Indemnified Party;

(iii)	any litigation or administrative proceedings (including any objection made to a stamp duty or state revenue office) taken against or involving the Indemnified Party in connection with the assessment for stamp duty of the documents or transactions referred to in the definition of “Stamp Duty Liability”; or

(iv)	any future, or any change in any present or future, stamp duty law or regulation or stamp duty or state revenue office practice (with which, if not having the force of law, compliance is in accordance with the practice of responsible bankers and financial institutions in the jurisdiction concerned), including any reasonably incurred and documented costs of an Indemnified Party in connection with the matters referred to above, any reasonably incurred and documented legal or consultancy costs and expenses and any professional consultant’s fees for any of the above on a full indemnity basis.

(b)	The Secured Party must give notice to each Grantor as soon as it becomes aware of any of the following events:

(i)	any enquiry by a Government Agency referred to in clause 16.2(a)(ii) involving it; or

(ii)	any litigation or administrative proceedings taken against or involving it as contemplated by clause 16.2(a)(iii).

(c)	The Secured Party agrees, at the cost of the Grantor, to assist the Grantor in responding to, and the Grantor’s participation in, any enquiry by a Government Agency referred to in clause 16.2(a)(ii).

16.3	Continuing indemnities and evidence of loss

(a)	Each indemnity of each Grantor contained in this Deed is a continuing obligation of each Grantor, despite:

(i)	any settlement of account; or

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(ii)	the occurrence of any other thing,

and remains in full force and effect until:

(iii)	all moneys owing, contingently or otherwise, under any of the Facility Documents have been paid in full to the satisfaction of the Secured Party;

(iv)	the Secured Moneys is paid in full to the satisfaction of the Secured Party; and

(v)	each Facility Document in respect of all the Collateral has been finally discharged.

(b)	Each indemnity of each Grantor contained in a Facility Document is an additional, separate and independent obligation of each Grantor and no one indemnity limits the generality of any other indemnity.

(c)	Each indemnity of each Grantor contained in this Deed survives the termination of this Deed.

(d)	A certificate signed by an officer of the Secured Party detailing the amount of any loss covered by any indemnity in this Deed is conclusive evidence unless the contrary is proved.

17	Taxes, costs and expenses

17.1	Taxes

Each Grantor:

(a)	must pay or reimburse the Secured Party on demand for any Tax in respect of the Secured Party, in respect of the execution, delivery, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of any of the following:

(i)	this Deed;

(ii)	any agreement or document entered into or signed under this Deed; and

(iii)	any transaction contemplated under this Deed or any agreement or document described in clause 17.1(a)(ii);

(b)	must pay any fine, penalty or other cost in respect of a failure to pay any Taxes described in clause 17.1(a) except to the extent that the fine, penalty or other cost is caused by the Secured Party’s failure to lodge money or documents received from that party within 10 Business Days before the due date for lodgement; and

(c)	indemnifies the Secured Party against any amount payable under clause 17.1(a) or 17.1(b) or both.

17.2	Costs and expenses

Unless otherwise agreed in writing, each Grantor must pay all costs and expenses of the Secured Party in relation to:

(a)	the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of this Deed or any agreement or document described in clause 17.1(a);

(b)	the enforcement, protection or waiver, or attempted or contemplated enforcement or protection, of any rights under this Deed or any agreement or document described in clause 17.1(a);

(c)	any consent, approval, inspection, calculation, waiver, release or discharge given under this Deed or any agreement or document described in clause 17.1(a); and

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(d)	any enquiry by any Government Agency involving the Grantor,

including any administration costs of the Secured Party in connection with the matters referred to in clauses 17.2(b) and 17.2(d) and any legal costs and expenses of external legal counsel and any professional consultant’s fees for any of the above on a full indemnity basis.

17.3	GST

(a)	Terms defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in this clause 17.3 unless provided otherwise.

(b)	Notwithstanding any other provision of this Deed or any other Facility Document, in the event that the Secured Party must pay any GST on any supply made by it to a Grantor under or in connection with this Deed, the Secured Party may, in addition to any amount or consideration payable under this Deed, recover from a Grantor an additional amount on account of that GST, such amount to be calculated by multiplying the relevant amount or consideration payable by the recipient for the relevant supply by the prevailing GST rate.

(c)	Notwithstanding any other provisions of this Deed or any other Facility Document, in the event that the Secured Party must pay any GST in relation to a Taxable Supply that is made to it under or in connection with this Deed, the Secured Party may in addition to any other amounts, recover from a Grantor that GST less the amount of any input tax credit to which the indemnitee is entitled in respect of that payment.

(d)	The Secured Party must issue a tax invoice to the recipient of a supply referred to in clause 17.3(b) no later than 10 Business Days after payment by the recipient of the GST inclusive consideration for that supply.

(e)	Any additional amount on account of GST recoverable from a Grantor pursuant to clause 17.3(b) or clause 17.3(c) shall be calculated without any deduction or set off of any other amount and is payable by a Grantor upon demand by the Secured Party whether such demand is by means of an invoice or otherwise.

18	Set-off

(a)	If an Event of Default is subsisting, the Secured Party may set-off and apply any amount owing by the Secured Party to a Grantor against any amount owing to the Secured Party by that Grantor, whether or not the amount owing by the Secured Party or that Grantor is immediately payable or owed alone or with any other person.

(b)	Each Grantor irrevocably authorises the Secured Party to do anything necessary (including to sign any document and effect appropriate currency exchanges) to effect any set-off under this clause.

(c)	A charge created by this deed over any account with the Secured Party into which money is credited is subject to the Secured Party’s rights under this clause. This clause also applies despite any other agreement between a Grantor and the Secured Party.

19	Saving provisions

19.1	Amounts payable on demand

If any amount payable by a Grantor under this Deed is not expressed to be payable on a specified date under any of the Facility Documents that amount is payable by the Grantors on demand by the Secured Party.

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19.2	Continuing security

This Deed is a continuing security notwithstanding any settlement of account or any other thing until the Secured Party has given a discharge of this Deed in respect of all the Collateral.

19.3	No merger of security

(a)	Nothing in this Deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(i)	the Security in favour of the Secured Party at any time;

(ii)	any indemnity in favour of the Secured Party contained in any Facility Document; or

(iii)	any right, power, authority, discretion or remedy which the Secured Party may have against a Grantor or any other person at any time.

(b)	No other Security including, but not limited to, any Facility Document held by the Secured Party in any way prejudicially affects any right, power, authority, discretion or remedy of the Secured Party under this Deed.

20	Severability and Collateral

20.1	Severability of provisions

Any provision of this Deed which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Deed nor affect the validity or enforceability of that provision in any other jurisdiction.

20.2	Restricted Collateral

(a)	If the Security with respect to any Collateral would:

(i)	otherwise be ineffective with respect to the Collateral; or

(ii)	breach any law or (if that Collateral is a right under a document or agreement) that document or agreement,

then if it would render the Security with respect to that Collateral effective and not in breach, the Security will operate as a fixed charge with respect to the Collateral, failing which, it will operate as a floating charge with respect to that Collateral, failing which it will not apply to that Collateral.

(b)	Each Grantor must use its best efforts promptly to obtain any consents and do anything else needed to ensure the Security can apply to that Collateral and not operate as a floating charge.

21	Supervening Legislation

21.1	General

To the full extent permitted by law, all legislation which at any time directly or indirectly:

(a)	lessens, varies or affects in favour of a Grantor any obligation under this Deed; or

(b)	delays, prevents or prejudicially affects the exercise by an Enforcing Party of any Power,

is excluded from this Deed.

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21.2	Personal Property Securities Act

Without limiting clause 21.1, in respect of the PPSA:

(a)	to the extent permitted by law, for the purposes of sections 115(1) and 115(7) of the PPSA, the parties contract out of each of the following provisions:

(i)	section 95 (notice of removal of accession);

(ii)	section 118 (enforcing security interests in accordance with land law decisions);

(iii)	section 121(4) (enforcement of liquid assets—notice to a grantor);

(iv)	section 125 (obligation to dispose of or retain collateral);

(v)	section 130 (notice of disposal), to the extent that it requires the Secured Party to give a notice to a Grantor;

(vi)	paragraph 132(3)(d) (contents of statement of account after disposal);

(vii)	subsection 132(4) (statement of account if no disposal);

(viii)	section 134 (proposal of secured party to retain collateral);

(ix)	section 142 (redemption of collateral); and

(x)	section 143 (reinstatement of security agreement;

(b)	to the extent permitted by law, each Grantor waives each right to receive a notice which section 144 or 157(3) permits it to waive and any other notice required under any provision of the PPSA;

(c)	except the extent provided under the Facility Documents, each Grantor and the Secured Party agree that neither party will, or is entitled to, disclose information of the kind specified in s 275(1); and

(d)	a Grantor must not register a Security Interest against the Secured Party without its prior written consent; and

(e)	the Grantor agrees not to make any Amendment Demand.

(f)	Notices and other communications

21.3	Method

All notices, requests, demands, consents, approvals, offers, agreements or other communications (“notices”) given by a party under or in connection with this Deed must be:

(a)	in writing;

(b)	signed by a person duly authorised by the sender or, where transmitted by e-mail, sent by a person duly authorised by the sender;

(c)	directed to the intended recipient’s address (as specified in clause 21.5 or as varied by any notice); and

(d)	hand delivered, sent by prepaid post or transmitted by e-mail or facsimile to that address.

21.4	Receipt

A notice given in accordance with this clause is taken as having been given and received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post:

(i)	within Australia, on the second Business Day after the date of posting;

General Security Deed | Page 24

(ii)	to or from a place outside Australia, on the seventh Business Day after the date of posting;

(c)	if transmitted by e-mail, on transmission; or

(d)	if transmitted by facsimile, at the time recorded on the transmission report indicating successful transmission of the entire notice,

but if the delivery or transmission is not on a Business Day or is after 5.00 pm (recipient’s time) on a Business Day, the notice is taken to be received at 9.00 am (recipient’s time) on the next Business Day.

21.5	Address of parties

Unless varied by notice in accordance with this clause 21.2(e), each Grantor’s address and notice details are set out in Schedule 1 and the Secured Party’s address and notice details is as follows:

Party:	Secured Party
Attention:	Andrew Kahn
Address:	1751 Tiburon Blvd, Tiburon, CA 94920 USA
Facsimile:	+ 1 415 781 0510
E-mail:	notices@pfgrowth.com

21.6	Requirement for written notice

For the avoidance of doubt, the requirement in clause 21.3(a) applies to all notices unless expressly excluded and no implication to the contrary is to be drawn from the use of the expressions “written” or “in writing” in relation to some but not all notices.

22	General

22.1	Facility Document designation

The Grantors and the Secured Party agree that this Deed is a Facility Document for the purposes of the Facility Agreement.

22.2	Governing law and jurisdiction

(a)	This Deed is governed by the laws of New South Wales.

(b)	Without limiting clause 22.1(a), for the purposes of section 237 of the PPSA, the law of the jurisdiction specified in clause 22.1(a) governs the Security granted under this Deed to the extent it is permitted to apply to the Collateral under that section.

(c)	Each Grantor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(d)	Each Grantor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(e)	Each Grantor irrevocably waives any immunity in respect of its obligations under this Deed that it may acquire from the jurisdiction of any court or any legal process for any reason including, but not limited to, the service of notice, attachment before judgment, attachment in aid of execution or execution.

22.3	Reinstatement of Rights

If, under any law relating to Insolvency, a person claims that a transaction (including a payment) in connection with this Deed or the Secured Moneys is void or voidable and the claim is upheld, conceded or compromised, then:

(a)	the Secured Party is immediately entitled as against a Grantor to the rights in respect of the Secured Moneys to which it was entitled immediately before the transaction; and

General Security Deed | Page 25

(b)	on request from the Secured Party, each Grantor agrees to do anything (including signing any document) to restore to the Secured Party any Security held by it from a Grantor on account of the Secured Moneys immediately before the transaction.

22.4	Attorneys

Each person who executes this Deed on behalf of a party under a power of attorney warrants that he or she has no notice of the revocation of that power or of any fact or circumstance that might affect his or her authority to execute this Deed under that power.

22.5	Authority to fill in blanks

The Grantors agree that the Secured Party may complete and fill in any blanks in this deed or a document connected with it (such as Financing Statements, Financing Change Statements or Transfers).

22.6	Code of Banking Practice

The parties agree that the Code of Banking Practice does not apply to this deed and the transactions in connection with it.

22.7	Amendment

This Deed may not be amended or varied unless the amendment or variation is in writing signed by all parties.

22.8	Assignment

(a)	The Secured Party may assign or novate any or all of its rights and obligations under this Deed in accordance with the Facility Agreement.

(b)	A Grantor may not assign or novate any of its rights under this Deed without the prior written consent of the Secured Party.

22.9	Waivers

(a)	Waiver of any right arising from a breach of this Deed or of any Power arising upon default under this Deed or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, by the Enforcing Party of:

(i)	a right arising from a breach of this Deed or the occurrence of an Event of Default; or

(ii)	a Power created or arising upon default under this Deed or upon the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)	A Grantor is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this Deed or on a default under this Deed or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)	A Grantor may not rely on any conduct of an Enforcing Party as a defence to exercise of a right or Power by that Enforcing Party.

(e)	This clause may not itself be waived except by writing.

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22.10	Further assurances

Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Deed and the transactions contemplated by it (including, but not limited to, the execution of documents).

22.11	Counterparts

This Deed may be executed in any number of counterparts and all counterparts taken together will constitute one document.

22.12	Electronic delivery of document

If a party delivers an executed counterpart of this Deed or any other document executed in connection with it (“Relevant Document”) by facsimile or other electronic means:

(a)	the delivery will be deemed to be an effective delivery of an originally executed counterpart; and

(b)	the party will still be obliged to deliver an originally executed counterpart, but the failure to do so will not affect the validity or effectiveness of the Relevant Document.

General Security Deed | Page 27

SCHEDULE 1: PARTY DETAILS

1	Grantor

Name:	OPENMARKETS GROUP LIMITED (formerly known as OpenMarkets Online Trading Pty Limited)

ACN:	159 661 453
Address:	Level 2, 415 Little Bourke Street, Melbourne, VIC 3000
Attention:	Andrea Marani
Email:	amarani@openmarkets.com.au

2	Grantor

Name:	OPENMARKETS AUSTRALIA LIMITED

ACN:	090 472 012
Address:	Level 2, 415 Little Bourke Street, Melbourne, VIC 3000
Attention:	Andrea Marani
Email:	amarani@openmarkets.com.au

3	Grantor

Name:	OPENMARKETS (HOLDINGS) PTY LTD

ACN:	162 523 211
Address:	Level 2, 415 Little Bourke Street, Melbourne, VIC 3000
Attention:	Andrea Marani
Email:	amarani@openmarkets.com.au

General Security Deed | Page 1

SCHEDULE 2: SERIAL NUMBERED PROPERTY

1	Goods: Motor Vehicles

Insert details if Collateral includes any motor vehicles.

Make, Model and	Vehicle	Chassis
year of manufacture	identification number (if any)	number (if any)	Engine number	Manufacturer’s number

None

2	Goods: Aircraft engine/ airframe/ helicopter

Insert details if Collateral includes any aircraft engine, airframe or helicopter

Description of Aircraft engine, airframe or helicopter	Manufacturer’s name	Manufacturer’s number	Manufacturer’s generic model designator/ identification
None

If small aircraft

Description of small aircraft	Nationality and registration marks assigned under Chicago Convention
None

3	Goods: watercraft

Insert details if Collateral includes any watercraft

Description of watercraft	If an Outboard motor: manufacturer’s number	If not an Outboard motor, then: ● official number; or ● if none, hull identification number

None

General Security Deed | Page 2

4	Intellectual Property Rights

Insert details if Collateral includes Intellectual Property Rights. Insert the number, or application number, issued by IP Australia, or where patent does not have a patent number sor application number, the PCT number.

Intellectual Property	Serial number or description	Grantor
Designs	None
Patents	None
Trademarks	1580255 1784957 1784960 1915715 1915716 1966704	OpenMarkets Group Limited OpenMarkets Group Limited OpenMarkets Group Limited OpenMarkets Group Limited OpenMarkets Group Limited OpenMarkets Group Limited
Plant Breeder’s Rights	None

Design licences	None

Patents licences	None

Trademarks licences	None

Plant Breeder’s Rights licences	None

General Security Deed | Page 3

EXECUTED as a DEED

EXECUTED by OPENMARKETS GROUP LIMITED (formerly known as OpenMarkets Online Trading Pty Limited) (ACN 159 661 453) in accordance with Section 127 of the Corporations Act 2001 (Cth)	) )

/s/ Andrea Marani		/s/ Kim Clark
Signature of director		Signature of director / company secretary
(delete as applicable)

Andrea Marani		Kim Clark
Name of director (print)		Name of company secretary (print)

EXECUTED by OPENMARKETS AUSTRALIA LIMITED in accordance with Section 127 of the Corporations Act 2001 (Cth)	) )

/s/ Arthur Deane Sweeney		/s/ Andrea Marani
Signature of director		Signature of director / company secretary
(delete as applicable)

Arthur Deane Sweeney		Andrea Marani
Name of director (print)		Name of director / company secretary (print)

EXECUTED by OPENMARKETS (HOLDINGS) PTY LTD in accordance with Section 127 of the Corporations Act 2001 (Cth)	) )

/s/ Arthur Deane Sweeney		/s/ Andrea Marani
Signature of director		Signature of director / company secretary
(delete as applicable)

Arthur Deane Sweeney		Andrea Marani
Name of director (print)		Name of director / company secretary
(print)

[Signature page to General Security Deed]

PARTNERS FOR GROWTH V, L.P.

By	/s/ Armineh Baghoomian

Name:	Armineh Baghoomian

Title:	Manager, Partners for Growth V, LLC
Its General Partner